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                                MASTER AGREEMENT
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The purpose of this agreement ("Master Agreement") is to summarize the mutual intent and expectations of General Motors Corporation ("GM") and AM General Corporation ("AMG") with regard to a series of contractual agreements, as listed in Section 1 below, to be executed by the parties on or about December 21, 1999 (collectively the "Contracts") and to formalize the parties agreement that the Contracts constitute a single contractual commitment (this Master Agreement and all of the Contracts shall be collectively referred to as the "Agreement").


                                   Recitals:
                                   ---------


1. GM is engaged in, among other things, the design, manufacture, marketing, sale, and distribution of motor vehicles and motor vehicle related products.

2. AMG is in the business of designing, manufacturing, marketing and distributing motor vehicles for both commercial and military application, including the "HUMMER" brand vehicles currently being manufactured by AMG for non-military application (the "Current Vehicle").

3. GM and AMG, concurrent with this agreement, wish to enter into a series of contractual agreements through which the parties shall, among other things; design, assemble, market and distribute a new vehicle based on a platform, and each Contract is a condition of each of the other Contracts.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the execution and delivery by GM and AMG of each of the Contracts, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            Section 1  -  Documents

On or before the Closing Date, GM and AMG shall execute and deliver to the other the following agreements:

1.1  Assignment Agreement.   An assignment agreement through which AMG will
     ---------------------
assign to GM all rights, title and interest to the HUMMER trademark (as further defined therein), pursuant to the terms and conditions of that agreement substantially in the Form attached as Exhibit A.

1.2  New Vehicle Assembly Agreement. An assembly agreement through which GM will
     -------------------------------
provide AMG with a 7.5 to 8 year contract for the assembly of a new vehicle to be based on a platform (the "New Vehicle"), pursuant to the terms and conditions of that agreement substantially in the Form attached as Exhibit B.

1.3  Management Services Agreement. A services agreement through which GM will
     ------------------------------
provide AMG with certain management services with respect to the global marketing and distribution of the Current Vehicle, pursuant to the terms of that agreement substantially in the Form attached as Exhibit C.

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1.4  License Agreement.  A license agreement through which GM will grant AMG a
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limited license to utilize the HUMMER trademark for the duration of the New
Vehicle Assembly Agreement for the purpose of branding the Current Vehicle which AMG will continue to produce substantially in the Form attached as Exhibit D.

1.5  Promissory Note.  An interest free Promissory Note (or series of Promissory
     ----------------
Notes) through which GM promises to provide AMG the funding required for jointly agreed upon facility improvements and other capital investment necessary for AMG to fulfill its assembly obligations under the New Vehicle Assembly Agreement referenced above, pursuant to the terms and conditions set forth in the Promissory Note substantially in the Form attached as Exhibit E.

1.6   Security Agreement. A security agreement through which AMG shall grant to
      -------------------
GM a purchase money security interest in the real and personal property acquired or otherwise produced with the proceeds of the Promissory Note referenced above, pursuant to the terms and conditions of the Security Agreement substantially in the Form attached as Exhibit F.

1.7   Right of Access Agreement. A right of access agreement through which AMG
      --------------------------
will grant GM, in the event of certain specified events the right to enter, occupy and utilize certain real and personal property for the production of the New Vehicle, pursuant to the terms of that agreement substantially in the Form attached as Exhibit G.

1.8   HUMVEE Trademark Agreement.  A letter agreement through which AMG commits
      ---------------------------
to limit the use of the HUMVEE trademark to military related vehicles, goods, and services for the duration of the New Vehicle Assembly Agreement referenced above, pursuant to the terms of that letter agreement substantially in the Form attached as Exhibit H.

1.9   Royalty Sharing Agreement.  A letter agreement through which GM and AMG
      --------------------------
agree to share the royalties and licensing fees resulting from the licensing of the HUMMER and HUMVEE trademarks, pursuant to the terms and conditions of that letter agreement substantially in the Form attached as Exhibit I.

1.10  Joint Review Board Agreement.  A letter agreement through which GM and
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AMG establish one or more joint review boards which the parties intend to utilize to manage the business relationship between GM and AMG relating to this transaction and other possible collaborations between the parties substantially in the Form attached as Exhibit J.

1.11  Equity Conversion Agreement. A letter agreement through which GM and AMG
      ----------------------------
agree on the terms and conditions under which GM shall be able to convert the unamortized balance of the Promissory Note into an equity interest in AMG, pursuant to the terms and conditions of that letter agreement substantially in the Form attached as Exhibit K.

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                           Section 2  -  The Closing

2.1 The Closing. The Closing will take place at the offices of the General Motors Truck Group at 2000 Centerpoint Parkway, Pontiac, Michigan, or at such other place as GM and AMG mutually agree, at 10:00 A.M. local time, on the Closing Date, which date shall be mutually agreed, not to occur later than December 31, 1999.

2.2  Delivery of Documents.   At the closing GM and AMG shall each execute and
deliver to the other, as applicable, the following documents:

               (a)  the Assignment Agreement;

               (b)  the New Vehicle Assembly Agreement;

               (c)  the Management Services Agreement;

               (d)  the License Agreement;

               (e)  the Promissory Note;

               (f)  the Security Agreement;

               (g)  the Right of Access Agreement;

               (h)  the HUMVEE Trademark Agreement;

               (i)  the Royalty Sharing Agreement;

               (j)  the Joint Review Board Agreement; and

               (k)  the Equity Conversion Agreement.

2.3  Conditions Precedent.    The obligations of GM entering into each of the
     ---------------------
Contracts is conditioned upon the execution and delivery by AMG of all the Contracts and the obligations of AMG entering into each of the Contracts is conditioned upon the execution and delivery by GM of all the Contracts.

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SECTION 3  -  REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of AMG.   AMG represents and warrants to GM
as follows:

(a) Organization, Power, Standing and Qualification. AMG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. AMG has all requisite corporate power and authority to enter into and perform this Master Agreement and the Contracts.

(b)  Due Authorization. The execution and delivery by AMG of this Master
     -----------------
Agreement and the Contracts, the performance by it of its obligations thereunder, and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of AMG. This Master Agreement and the Contracts have been duly executed and delivered by AMG and are valid and binding obligations of AMG enforceable in accordance with their respective terms.

(c)  No Conflict.  Except as set forth on Schedule 3.1(c) hereof, the execution
     -----------
and delivery of this Master Agreement and the Contracts does not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the provisions of the Articles of Incorporation and/or By-Laws of AMG., (ii) result in the imposition of any lien under, cause the acceleration of any obligation under, or violate or conflict with the terms, conditions or provisions of, any note, indenture, mortgage, lease, guaranty or other agreement or instrument to which AMG is a party or by which it is bound, or (iii) require any consent or approval of, filing with or notice to any governmental authority, except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of any applicable waiting period thereunder.

(d)  Due Consideration.     This Master Agreement and the Contracts were and
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will be executed and delivered by AMG for reasonable and equivalent value and fair consideration.

(e)  Title to AMG Licenses.  AMG owns the entire right, title and interest in
     ---------------------
and to the "HUMMER" trademark (as defined in the Assignment Agreement) and the "HUMVEE" trademark (as defined in the HUMVEE Trademark Agreement), subject to the licenses granted by AMG to third parties as set forth in Schedule 3.1(e), and the licenses required to be owned by AMG under the Contracts, and each such trademark and license is in full force and effect.

(f)  Financial Stability.   (i) As of the date of the Closing and immediately
     --------------------
following the execution of this Master Agreement and the Contracts and consummation of the transactions contemplated therein, AMG will be able to pay its debts as they become due and AMG will not have unreasonably small capital in order to carry on its business; (ii) AMG is not insolvent and will not be rendered insolvent by the execution and delivery of this Master Agreement and the Contracts or consummation of the transactions contemplated therein, and the capital, monies and assets remaining in AMG thereafter are not now and will not become so unreasonably small as to preclude AMG from carrying on its business; and (iii) All material undisputed debts AMG owes to third parties are current and not past due.

3.2  Representations and Warranties of GM.   GM represents and warrants to AMG
as follows:

(a) Organization, Power, Standing and Qualification. GM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. GM has all requisite corporate power and authority to enter into and perform the Agreements.

(b)  Due Authorization.  The execution and delivery by GM of this Master
     -----------------
Agreement and the Contracts, the performance by it of its obligations thereunder, and the transactions contemplated hereby

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have been duly and validly authorized by all necessary corporate action on the part of GM. This Master Agreement and the Contracts have been duly executed and delivered by GM and are valid and binding obligations of GM enforceable in accordance with their respective terms.

(c)  No Conflict.  Except as set forth on Schedule 3.2(c) hereof, the execution
     -----------
and delivery of this Master Agreement and the Contracts does not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the provisions of the Articles of Incorporation and/or By-Laws of GM, (ii) result in the imposition of any lien under, cause the acceleration of any obligation under, or violate or conflict with the terms, conditions or provisions of, any note, indenture, mortgage, lease, guaranty or other agreement or instrument to which GM is a party or by which it is bound, or (iii) require any consent or approval of, filing with or notice to any governmental authority, except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of any applicable waiting period thereunder.

(d)  Due Consideration.     This Master Agreement and the Contracts were and
     ------------------
will be executed and delivered by GM for reasonable and equivalent value and fair consideration.

                  Section 4  -  Events of Default and Remedies

4.1  Single Contractual Commitment.     Although each of the Contracts is a
     ------------------------------
stand alone document, the parties acknowledge and agree that the parties respective rights and obligations under each of the Contracts are inseparably linked, are intended to constitute a single contractual commitment , and that the parties would not have been induced to enter into any one of the Contracts absent the existence of the other Contracts. Accordingly, in the event a party materially breaches its obligations under one or more of the Contracts, the other party shall be free to pursue appropriate remedies, legal or otherwise at its sole discretion; provided, however, that (i) in no event shall either party
                     -----------------
be liable for indirect, consequential or special damages; and (ii) that prior to the commencement of any legal action, the parties shall utilize their reasonable best efforts to resolve the dispute in as promptly as reasonably possible under the circumstances.

4.2  Trademark.   Any other provision of this Master Agreement or the Contracts
     ----------
notwithstanding, under no circumstances shall AMG make any attempt, through litigation, petition of any court, or otherwise, to set aside the assignment of the HUMMER Trademark to GM pursuant to the Assignment Agreement or otherwise have the HUMMER Trademark returned to AMG or in anyway relinquished by GM.

4.3  Direct Damages.     The provisions of Section 4.1(i) above or any similar
     ---------------
provisions in any Contract notwithstanding, the parties acknowledge and agree that AMG shall be entitled to recover the fair market value of the HUMMER trademark assigned to GM pursuant to the Assignment Agreement (as of the time of such assignment) as direct damages in the event that GM fails to perform its obligations under the New Vehicle Assembly Agreement to provide funding for the New Vehicle Facilities or to order New Vehicles from AMG.

4.4  Material Breach.     The parties acknowledge and agree that breach of the
     ----------------
representations and warranties set forth in Sections 3.1 and 3.2 above, shall not constitute a material breach as contemplated in Section 9.3(a) of the New Vehicle Assembly Agreement.

                  Section 5  -  Dispute Resolution and Confidentiality

5.1  Dispute Resolution.     In the event of any dispute between the parties
     -------------------
relating to this Master Agreement or the Contracts, the parties shall use their reasonable best efforts to resolve such disputes at an

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appropriate business level within their respective business organizations within sixty (60) days. In the event such efforts fail, such dispute may be submitted to a dispute resolution panel. On a case by case basis, the panel shall consist of the chief financial officer of AMG and the GM Truck Group or their respective designees, plus one person jointly selected by the parties. The panel may establish procedures for submission of the dispute, including that reasonable requests made by one party to the other for information shall be honored in order that each of the parties may be fully advised of all relevant facts. A majority decision of the panel shall control but shall not be binding on the parties unless the parties agree otherwise in writing in advance of submission of the dispute to the panel. Following issuance of the panel's decision in cases of non-binding determinations, each party shall be free to pursue further appropriate action that may be available to it, legal or otherwise, in its sole discretion.

5.2  Confidential Information.     During the course of the parties performance
     -------------------------
of this Master Agreement, the Contracts and the transactions contemplated thereunder, each party will have occasion to provide the other with information that it deems to be proprietary in nature. In this regard, the parties mutually agree to protect the confidentiality of any such information in the same manner in which each party protects similar information of its own, including but not limited to restricting the access to such information to a need to know basis, as appropriate.

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                        Section 6  -  General Provisions

6.1  Assignment.  This Agreement shall not be assigned by either party without
     -----------
the prior written consent of the other party.

6.2  Governing Law. This Agreement shall be governed by the laws of the State of
     --------------
Michigan, without regard to the principles of conflict of laws.

6.3  Waiver and Delay.  No waiver by either party of any breach or series of
     -----------------
breaches or defaults in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of either party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

6.4  Limited Liability Company.  The parties acknowledge that AMG is currently
     --------------------------
contemplating certain modifications to its existing corporate structure including the possible contribution of all of its assets and liabilities to a limited liability company. In this regard, AMG, and any successor entity agree to indemnify and hold GM harmless from any and all material adverse financial consequences resulting directly from any such modification in AMG's corporate structure.

6.5  Successors and Assigns.  This Agreement shall be binding upon and inure to
     -----------------------
the benefit of the successors and assigns of the parties hereto, subject to the restrictions on assignment contained herein.

6.6  Titles and Headings for Convenience.  Titles and headings used in this
     ------------------------------------
Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.

6.7  Severability.  Nothing contained in this Agreement shall be construed as
     -------------
requiring the commission of any act contrary to law. If any tribunal or court of competent jurisdiction deems any provision hereof unenforceable, such provision shall be modified only to the extent necessary to render it enforceable and the remaining provisions shall remain in full force and effect.

6.8 Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements, oral or otherwise, shall be deemed to exist or to bind either of the parties hereto, and all prior agreements and understandings are superseded hereby. This Agreement cannot be modified or changed except by written instrument signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused two (2) copies this Agreement to be duly executed and delivered by their proper and duly authorized representatives effective as of the date first written above.

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GENERAL MOTORS CORPORATION    AM GENERAL CORPORATION


By: _____________________________     By: ___________________________

Title: __________________________     Title: _________________________


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